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                                                                EXHIBIT 5.1



                                February 27, 1998

The Charles Schwab Corporation
101 Montgomery Street
San Francisco, California 94104

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on February 27, 1998 (the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 35,995,806 shares of your Common Stock (the "STOCK"), of which up to 34,854,916 shares are reserved for issuance pursuant to your 1992 Stock Incentive Plan (the "1992 PLAN"), up to 915,090 shares are reserved for issuance pursuant to your 1987 Stock Option Plan (the "1987 PLAN") and 225,800 are reserved for issuance pursuant to your 1987 Executive Officer Stock Option Plan (the "1987 EXECUTIVE OFFICER PLAN" and collectively, the "PLANS").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the exhibits filed as a part thereof;

     (2)  the prospectus prepared in connection with the Registration Statement;

     (3)  the Plans and related forms of grant and exercise agreements;

     (4) Third Restated Certificate of Incorporation of The Charles Schwab Corporation (filed as Exhibit 3.7 to Form 10-Q for the period ending September 30, 1996);

     (5)  Second Restated Bylaws of The Charles Schwab Corporation (filed as
          Exhibit 3.8 to Form 10-Q for the period ending September 30, 1996);

     (6) minutes of meetings of the Compensation Committee of the Board of Directors of The Charles Schwab Corporation, dated September 16, 1992, September 7, 1994, October 18, 1994, December 7, 1995, January 17, 1996, September 17, 1996, February 26, 1997 and October 22, 1997;

     (7) CL Acquisition Corporation resolutions adopted by unanimous written consent, dated March 24, 1987 (and approving adoption of the 1987 Plan and the 1987 Executive Officer Plan);

     (8) Exhibit F to CL Acquisition Corporation resolutions adopted by unanimous written consent, dated March 24, 1987;

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The Charles Schwab Corporation
February 27, 1998
Page 2

     (9) Exhibit H to CL Acquisition Corporation resolutions adopted by unanimous written consent, dated March 24, 1987;

     (10) copy of resolution of The Charles Schwab Corporation regarding name change, dated April 22, 1987;

     (11) copy of 1992 Notice of Annual Meeting and Proxy Statement (for stockholder approval of 1992 Stock Incentive Plan), dated April 7, 1992;

     (12) copy of the Company's Form 10-Q for the quarter ended June 30, 1992 (for vote on stockholder approval of 1992 Stock Incentive Plan);

     (13) The Charles Schwab Corporation Common Stock Summary dated January 31, 1998;

     (14) letter from Norwest Bank dated February 23, 1998 indicating total number of shares outstanding as of January 31, 1998; and

     (15) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.


     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by a telephone call to the offices of the Securities and Exchange Commission.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the up to 34,854,916 shares of the Stock that are reserved for issuance pursuant to your 1992 Plan, up to 915,090 shares of the Stock that are reserved for issuance pursuant to your 1987 Plan, and up to 225,800 shares of the Stock that are reserved for issuance pursuant to your 1987 Executive Officer Plan, when issued and sold in the manner referred to in the applicable Plan and the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

     This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,


                              FENWICK & WEST LLP